Exhibit 10.1

DEED OF INDEMNIFICATION

This Deed of Indemnification (“Deed”) is made as of October 8, 2021 by and between Trinseo PLC, a public limited company incorporated under the laws of Ireland (the “Company”), and [_________] (“Indemnitee”).

WHEREAS on the date hereof, the re-domiciliation of Trinseo S.A. from Luxembourg to Ireland pursuant to a merger by acquisition under the European Communities (Cross-Border Mergers) Regulations 2008 of Ireland (SI 157/2008), as amended, and the Luxembourg law of 10 August 2015, as amended, was completed (the “Merger”).

WHEREAS pursuant to the Merger, by operation of law and universal succession of title, from the effective time of the Merger (the “Effective Time”) (i) each agreement to which Trinseo S.A. was a party became an agreement between the Company and the counterparty with the same rights, and subject to the same obligations, liabilities and incidents as applied previously, each such agreement to be construed and have effect as if (a) Trinseo PLC had been a party thereto instead of Trinseo S.A. and (b) any references therein to Trinseo S.A. and/ or (as the case may be) its directors, officers, representatives and employees are references to Trinseo PLC and/ or (as the case may be) its directors, officers, representatives and employees; and (ii) Trinseo S.A. was dissolved without going into liquidation. Separately, each director and executive officer of Trinseo S.A. at the Effective Time was appointed as a director of the Company with effect from the Effective Time.

WHEREAS, in light of the litigation costs and risks to directors and executive officers resulting from their service to the Company, and the desire of the Company to attract and retain qualified individuals to serve as directors and executive officers, it is reasonable, prudent and necessary for the Company to indemnify and advance expenses on behalf of its directors and executive officers to the extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern regarding such risks;

WHEREAS, the Company has requested that Indemnitee serve or continue to serve as a director and/or executive officer of the Company and may have requested or may in the future request that Indemnitee serve one or more Entities (as hereinafter defined) as a director, executive officer or in other capacities; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Company (or its subsidiaries); and with the Company’s acknowledgement of, and agreement to, the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or executive officer of the Company.

WHEREAS, with effect from the Effective Time, this Deed supersedes and replaces any and all previous agreements between the Company and Indemnitee covering the subject matter of this Deed (including, without limitation, any indemnification agreement entered into by Trinseo S.A. in favor of the Indemnitee, the obligations in respect of which were assumed by the Company under the Terms of the Merger, but subject always to provisions of Section 11(g)). For the avoidance of doubt, the foregoing is without prejudice to or the rights and obligations of Trinseo LLC and the Indemnitee under any separate indemnification agreement between those parties.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.Services by Indemnitee. Indemnitee agrees to serve as a director and/or executive officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation under any other agreement or any obligation imposed by operation of law).
2.Indemnification - General. On the terms and subject to the conditions of this Deed, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, liabilities, judgments, fines, penalties, costs, amounts paid in settlement, Expenses (as hereinafter defined) and other amounts that Indemnitee incurs and that result from, arise in connection with or are by reason of Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee. The obligations of the Company under this Deed (a) shall continue after such time as Indemnitee ceases to serve as a director or an officer of the Company or in any other Corporate Status, and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, to the fullest extent permitted under applicable law as in existence on the date hereof and as amended from time to time.
3.Proceedings Other Than Proceedings by or in the Right of the Company. If in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.
4.Proceedings by or in the Right of the Company. If in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in the Company’s favor, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.
5.Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Deed, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein (including, without limitation, any Proceeding brought by or in the right of the Company), the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, or settlement of any such claim prior to a final judgment by a court of competent jurisdiction with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter.
6.Partial Indemnification. If Indemnitee is entitled under any provision of this Deed or otherwise to indemnification by the Company for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.
7.Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.
(a)The Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 8 of this Deed) such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Deed, any other agreement, the Articles of Association as now or hereafter in effect, (ii) recovery under any director and officer liability insurance policies maintained by the Company or any of its subsidiaries.
(b)To the extent that Indemnitee is a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance on an as-incurred basis (as provided in Section 8 of this Deed), all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection therewith.
8.Advancement of Expenses. The Company shall, to the fullest extent permitted by law, pay on a current and as-incurred basis all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status. Such Expenses shall, to the fullest extent permitted by law, be paid in advance of the final disposition of such Proceeding, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination (as hereinafter defined) has been or may be made, except as contemplated by the last sentence of Section 9(f) of this Deed. Upon submission of a request for advancement of Expenses pursuant to Section 9(c) of this Deed, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final non-appealable judicial determination that Indemnitee is not entitled to indemnification. Indemnitee shall repay such amounts advanced if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.
9.Indemnification Procedures.
(a)Notice of Proceeding. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify Company will relieve the Company of its advancement or indemnification obligations under this Deed only to the extent the Company can establish that such omission to notify resulted in actual and material prejudice to it which cannot be reversed or otherwise eliminated without any material negative effect on the Company, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Deed. If, at the time of receipt of any such notice, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.
(b)Defense; Settlement. Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee unless (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional release of Indemnitee by all relevant parties from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters and (ii) the Company has fully indemnified the Indemnitee with respect to, and held Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, unless such settlement solely involves the payment of money or performance of any obligation by persons other than the Company and includes an unconditional release of the Company by any party to such Proceeding other than the Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that the Company deny all wrongdoing in connection with such matters.
(c)Request for Advancement; Request for Indemnification.
(i)To obtain advancement of Expenses under this Deed, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, an unsecured written undertaking to repay amounts advanced. The Company shall make advance payment of Expenses to Indemnitee to the extent permitted by this Deed and applicable law no later than five (5) business days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. If, at the time of receipt of any such written request for advancement of Expenses, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The Company shall thereafter keep such director and officer insurers informed of the status of the Proceeding or other claim and take such other actions, as appropriate to secure coverage of Indemnitee for such claim.

(ii)To obtain indemnification under this Deed, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee's sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination (as hereinafter defined) shall thereafter be made, as provided in and only to the extent required by Section 9(d) of this Deed. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 and Section 9(c)(i) of this Deed. If, at the time of receipt of any such request for indemnification, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers and take such other actions as necessary or appropriate to secure coverage of Indemnitee for such claim in accordance with the procedures and requirements of such policies.

(d)Determination. The Company agrees that Indemnitee shall be indemnified to the fullest extent permitted by law and that no Determination shall be required in connection with such indemnification unless specifically required by applicable law which cannot be waived. In no event shall a Determination be required in connection with indemnification for Expenses pursuant to Section 7 of this Deed or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within twenty (20) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 9(c)(ii) and such Determination shall be made either (i) by the Disinterested Directors (as hereinafter defined), even though less than a quorum, so long as Indemnitee does not request that such Determination be made by Independent Counsel (as hereinafter defined), or (ii) if so requested by Indemnitee, in Indemnitee’s sole discretion, by Independent Counsel in a written opinion to the Company and Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within five (5) business days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) to the fullest extent permitted by law and the Company is liable to indemnify and hold Indemnitee harmless therefrom. If the person, persons or entity empowered or selected under Section 9(d) of this Deed to determine whether Indemnitee is entitled to indemnification shall not have made a determination within twenty (20) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such twenty (20) day period may be extended for a reasonable time, not to exceed an additional twenty (20) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(d) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(e).
(e)Independent Counsel. In the event Indemnitee requests that the Determination be made by Independent Counsel pursuant to Section 9(d) of this Deed, the Independent Counsel shall be selected as provided in this Section 9(e). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the Board of Directors shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 9(e)), and Indemnitee or the Company, as the case may be, shall give written notice to the other, advising the Company or Indemnitee of the identity of the Independent Counsel so selected. The Company or Indemnitee, as the case may be, may, within five (5) days after such written notice of selection shall have been received, deliver to Indemnitee or the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 15 of this Deed, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within ten (10) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(c)(ii) of this Deed and after a request for the appointment of Independent Counsel has been made, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(d) of this Deed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(f) of this Deed, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). Any expenses incurred by or in connection with the appointment of Independent Counsel shall be borne by the Company (irrespective of the Determination of Indemnitee's entitlement to indemnification) to the fullest extent permitted by law and not by Indemnitee.
(f)Consequences of Determination; Remedies of Indemnitee. The Company shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company do not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances (and the Company shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding to the fullest extent permitted by law and to have such Expenses advanced by the Company in accordance with Section 8 of this Deed. If Indemnitee fails to challenge an Adverse Determination within thirty (30) business days, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Deed.
(g)Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:
(i)it will be presumed that Indemnitee is entitled to indemnification under this Deed (notwithstanding any Adverse Determination), and the Company or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;
(ii)the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful;
(iii)Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the Company, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Company or on information or records given in reports made to the Company by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company; and
(iv)the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Deed.

10.Remedies of Indemnitee.
(a)Subject to Section 10(e), in the event that (i) a determination is made pursuant to Section 9(d) of this Deed that Indemnitee is not entitled to indemnification under this Deed, (ii) advancement of Expenses is not timely made pursuant to Section 9(c) of this Deed, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(d) of this Deed within twenty (20) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 of this Deed within five (5) business days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Deed is not made within five (5) business days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Deed void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)In the event that a determination shall have been made pursuant to Section 9(d) of this Deed that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, in which (i)

Indemnitee shall not be prejudiced by reason of that adverse determination, and (ii) the Company shall bear the burden of establishing that Indemnitee is not entitled to indemnification.
(c)If a determination shall have been made pursuant to Section 9(d) of this Deed that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)Notwithstanding anything in this Deed to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Deed shall be required to be made prior to the final disposition of the Proceeding.
11.Insurance; Subrogation; Other Rights of Recovery, etc.
(a)The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, the Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers and take such other actions in accordance with the procedures set forth in the policy as required or appropriate to secure coverage of Indemnitee for such action, suit, proceeding or other claim. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy. The Company shall continue to provide such insurance coverage to Indemnitee for a period of at least ten (10) years after Indemnitee ceases to serve as a director or an officer or in any other Corporate Status.
(b)In the event of any payment by the Company under this Deed, Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Company, to assign to the Company all of Indemnitee’s rights to obtain from such other entity such amounts to the extent that they have been paid by the Company to or for the benefit of Indemnitee as advancement or indemnification under this Deed and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Company) execute all papers required and use reasonable best efforts to take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.
(c)The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of its subsidiaries not to exercise), any rights that the Company may now have or hereafter acquire against the Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Deed or under any other indemnification agreement with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.
(d)The Company shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Deed or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that the Company hereby agrees that it is the indemnitor of first resort under this Deed and under any other indemnification agreement (i.e., the Company’s obligations to Indemnitee under this Deed or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary with respect to any insurance that is or may become available to the Indemnitee).
(e)The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of the Company as a director, officer, employee, fiduciary, trustee, representative, partner or agent of the Company shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such the Company, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from the Company or under director and officer insurance policies maintained by the Company or its subsidiaries are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is otherwise entitled to indemnification or other payment hereunder.
(f)Except as provided in Sections 11(c), 11(d) and 11(e) of this Deed, the rights to indemnification and advancement of Expenses as provided by this Deed shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable law, under the Company’s Articles of Association, or otherwise. Indemnitee’s rights under this Deed are present contractual rights that fully vest upon Indemnitee’s first service as a director or an officer of the Company. The Parties hereby agree that Sections 11(c), 11(d) and 11(e) of this Deed shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with the Company.
(g)In addition to all other obligations hereunder and without limiting any rights of the Indemnitee hereunder, the Company expressly agrees to, and hereby assumes, to the fullest extent permitted by law all indemnification, advancement of Expenses and/or all other obligations of Trinseo S.A. in existence immediately prior to the Effective Time, pursuant to, and upon the terms of, the provisions set forth in any then existing indemnification agreement to which Trinseo S.A. was bound and in the articles of association and organizational regulations of Trinseo S.A. as then in effect and applicable without regard to the effectiveness of the Merger.
(h)No amendment, alteration or repeal of this Deed or of any provision hereof shall limit or restrict any right of Indemnitee under this Deed in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.
12.Employment Rights; Successors.
(a)This Deed shall not be deemed an employment contract between the Company and Indemnitee. This Deed shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or executive officer of the Company or any other Corporate Status.
(b)This Deed shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. If the Company or any of its successors or assigns shall (i) consolidate with or merge into any other corporation, limited liability company or entity and shall not be the continuing or surviving corporation, limited liability company or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this Deed.
13.Severability. If any provision or provisions of this Deed shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
14.Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Deed and except as provided in Section 7(a) of this Deed or as may otherwise be agreed by the Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Deed with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee (i) by way of defense or counterclaim or other similar portion of a Proceeding, (ii) to enforce Indemnitee’s rights under this Deed or (iii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the Company), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company.
15.Definitions. For purposes of this Deed:
(a)“Articles of Association” means the articles of association of Trinseo PLC.
(b) “Board of Directors” means the board of directors of the Company.
(c)“Companies Act” means the Companies Act, 2014 of Ireland, as amended, or any successor or consolidating statute, and references in this Deed to any section of the Companies Act shall be read as references to the corresponding provision of any such amending, succeeding or consolidating statute.
(d) “Company” means Trinseo PLC, public limited company incorporated under the laws of Ireland.
(e) “Corporate Status” describes the status of a person by reason of such person’s past, present or future service as a director, officer, employee, fiduciary, trustee, or agent of the Company or any of its subsidiaries (including, without limitation, one who serves at the request of the Company as a director, officer, employee, fiduciary, trustee or agent of any other Trinseo Entity).
(f) “Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.
(g)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and does not otherwise have an interest materially adverse to any interest of the Indemnitee.
(h)“Expenses” shall mean all direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees and costs, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Deed, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Deed. Expenses, however, shall not include amounts of judgments or fines against Indemnitee.

(i)“Trinseo Entity” means the Company and any of its respective subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary, trustee, or agent, or in any similar capacity, at the request of the Company.
(j)“Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of company law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Deed, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Deed. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Deed or its engagement pursuant hereto.
(k) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (formal or informal), inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director, officer, employees, fiduciary, trustee or agent of the Company (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Deed). If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.
16.Construction. Whenever required by the context, as used in this Deed the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.
17.Reliance. The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director and/or an officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Deed in serving as a director and/or an officer of the Company.
18.Modification and Waiver. No supplement, modification or amendment of this Deed shall be binding unless executed in a writing identified as such by all of the parties hereto. Except as otherwise expressly provided herein, the rights of a party hereunder (including the right to enforce the obligations hereunder of the other parties) may be waived only with the written consent of such party, and no waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
19.Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)If to Indemnitee to:

[_________]

[_________]

[_________]

(b)If to the Company, to:

c/o Trinseo PLC

1000 Chesterbrook Boulevard

Suite 300

Berwyn, PA 19312

Attn: Legal Department

or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company and (b) in the case of a change in address for notices to the Company, furnished by the Company to Indemnitee.

20.Governing Law; Submission to Jurisdiction. This Deed and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of Ireland. [The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Deed shall be brought only in the courts of Ireland, and not in any other state or federal court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Irish courts for purposes of any action or proceeding arising out of or in connection with this Deed, (iii) waive any objection to the laying of venue of any such action or proceeding in the Irish courts, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Irish courts has been brought in an improper or otherwise inconvenient forum.
21.Headings. The headings of the paragraphs of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Deed or to affect the construction thereof.
22.Counterparts. This Deed may be executed in one or more counterparts, each of which when executed and delivered shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Deed.
23.Limitation of Indemnification. The terms of this Deed shall have effect to the fullest extent permitted by applicable law, but shall not extend to any matter which would render them void pursuant to applicable law (including, without limitation, the provisions of section 235 of the Companies Act), provided however, that, to the extent Irish applicable law changes after the date of this Deed so that the Company may, under such law, at the applicable time, indemnify the Indemnitee to an extent greater than provided in this Deed (as a result of the restrictions contained herein or current law), the Company shall indemnify the Indemnitee to the fullest extent permitted under applicable law at such time, as so changed.

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IN WITNESS WHEREOF, the parties hereto have executed this Deed on the day and year first above written.

The common seal of TRINSEO PLC was affixed to this deed and this deed was delivered in the presence of:

___________________________________ Director

Signed and delivered as a Deed by:	______________________________________ Name:
Date:

______________________________________ Witness name: